EXHIBIT 10.23

FOIA Confidential Treatment Requested

AMENDMENT NO. 2 TO

OEM DISTRIBUTION AND LICENSE AGREEMENT

This amendment No. 2 (the “Amendment”) is made to the OEM Distribution and License Agreement (the “License Agreement”) entered into as of September 19, 2005 by and among Adobe Systems Incorporated, Adobe Systems Software Ireland Limited, and Electronics for Imaging, Inc. (“EFI”).

This Amendment is effective as of October 1, 2005 (the “Amendment Effective Date”). All capitalized terms shall have the meaning set forth herein or in the License Agreement, as applicable.

WHEREAS, under the terms of [*];

WHEREAS, EFI is to report royalties for technology distributed on or after October 1, 2005, in accordance with the terms, conditions and royalty rates set forth in the License Agreement; and

WHEREAS, [*]

WHEREAS, the purpose of this Amendment No. 2 is to memorialize the parties’ agreement with respect to royalties for non-Postscript technology distributed by EFI [*]

WHEREAS, the parties have agreed that the above [*]

NOW, THEREFORE the parties agree as follows:

[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FOIA Confidential Treatment Requested

5. All other terms of the License Agreement shall remain unaffected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the Amendment Effective Date.

ADOBE SYSTEMS INCORPORATED		ELECTRONICS FOR IMAGING, INC.

By:	/s/ Michael L. Fancher	By:	/s/ Fred Rosenzweig
Print Name:	Michael L. Fancher	Print Name:	Fred Rosenzweig
Title:	Director, Revenue Assurance	Title:	President

ADOBE SYSTEMS INCORPORATED

By:	/s/ David Liddy
Print Name:	David Liddy
Title: